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                                                                      EXHIBIT 28

                            GAMMA BIOLOGICALS, INC.


                        1995 EMPLOYEE STOCK OPTION PLAN


                                   ARTICLE I
                                   ---------

                                    PURPOSE

     Gamma Biologicals, Inc. (the "Company") is largely dependent for the successful conduct of its business on the initiative, effort and judgment of its officers and employees and the officers and employees of its subsidiaries. The Company's 1995 Employee Stock Option Plan (the "Plan") is intended to provide the officers and the key employees of the Company and its subsidiaries an incentive through stock ownership in the Company and encourage them to remain in the Company's employ. Moreover, since the stock options provided for in the Plan are subject to various alternative provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Committee will have certain flexibility in shaping options granted under the Plan to the particular circumstances of the optionee, thus recognizing the full value of the stock option.


                                   ARTICLE II
                                   ----------

                                 ADMINISTRATION

     The Plan shall be administered by the Stock Option Committee (the "Committee"), which shall at all times consist of not less than two members of the Board of Directors of the Company (the "Board"), and shall not include any persons that are not members of the Board. All members of the Committee shall be selected by (and serve at the pleasure of) the Board. All members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Subject to the express provisions of the Plan and the policies of each stock exchange or national automated quotation system on which any of the Company's stock at any time may be listed or quoted, the Committee shall have plenary authority, in its discretion, to recommend to the Board the individuals within the class set forth in Article IV to whom, and the time and price per share at which, stock options shall be granted, the number of shares to be subject to each stock option and the other terms and provisions of their respective Agreements, as defined herein (which need not be identical). In making such recommendations and determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

     Subject to the express provisions of the Plan, the Committee shall also have plenary authority (i) to interpret the Plan, (ii) to prescribe, amend and rescind rules and regulations

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regulating it, (iii) to recommend to the Board the terms and provisions of the respective stock options (which need not be identical), (iv) to determine the duration and purposes of leaves of absence that may be granted to participants without constituting a termination of their employment for purposes of the Plan,
(v) to accelerate or extend the exercisability or vesting of any or all stock options, and (vi) to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall hold meetings at such time and places as it may determine. Acts by the majority of the Committee or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, or fill vacancies however caused, subject to the requirements that the members of the Committee shall be "disinterested persons" as described above and that there always be at least two members of the Committee. The Committee's determination on the matters referred to in this Plan shall be final, conclusive and binding upon all optionees.


                                  ARTICLE III
                                  -----------

                  SHARES SUBJECT TO PLAN AND DURATION OF PLAN

     Under the Plan the Board may, but only upon recommendation of the Committee, grant to eligible persons incentive stock options (as defined in the Code) and/or non-qualified stock options to purchase up to but not exceeding an aggregate amount of 250,000 shares of the Company's $0.10 par value Common Stock ("Common Stock") (subject to adjustment as provided in Article VIII). Shares subject to stock options under the Plan may be either authorized and unissued shares or issued shares that have been acquired by the Company and are being held in its treasury, in the sole discretion of the Board. When stock options have been granted under the Plan and have lapsed unexercised or partially unexercised or have been surrendered for cancellation by the optionee thereof, the shares which were subject thereto may be reoptioned under the Plan. The maximum number of shares of Common Stock that may be delivered pursuant to stock options to any employee under this Plan shall not exceed 100,000 (subject to adjustment as provided in Article VIII). No stock options shall be granted more than 10 years after the effective date of the Plan.


                                   ARTICLE IV
                                   ----------

                         ELIGIBILITY AND PARTICIPATION

     To the fullest extent permitted by applicable securities laws, all officers and employees of the Company, any Parent Corporation, any Subsidiary Corporation (including, without limitation, Parent Corporations or Subsidiary Corporations which become such after adoption of the Plan) and their respective divisions shall be eligible to receive stock options under the Plan, and employment by any of such Parent Corporations and Subsidiary Corporations shall constitute employment by the Company for purposes of this Plan; provided, however, that no member of the Committee shall be entitled to receive a stock option under this Plan while

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serving as a member of the Committee.  Directors of the Company who are not
regular employees of the Company are not eligible to participate in the Plan. For purposes of the Plan, the term "Parent Corporation" shall have the meaning set forth in Section 424(e) of the Code, and the term "Subsidiary Corporation" shall have the meaning set forth in Section 424(f) of the Code.


                                   ARTICLE V
                                   ---------

                     TERMS AND CONDITIONS OF STOCK OPTIONS

     Each stock option granted under the Plan shall be evidenced by a stock option agreement (the "Agreement"), the form of which shall have been approved by the Committee. The Agreement shall be executed by the Company and the optionee and shall set forth the terms and conditions of the stock option, which terms and conditions shall include, but not be limited to, the following:

          (a) Option Price. The option price shall be determined by the Committee, but shall not in any event be less than the par value of the Common Stock.

          (b) Term of Stock Option. The term of the stock option shall be selected by the Committee, but in no event shall such term exceed ten (10) years from the date such option is granted. Each such stock option shall be subject to earlier termination as hereinafter provided.

          (c) Transferability. Stock options granted hereunder shall not be transferable other than by will or operation of the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the lifetime of the optionee, stock options granted hereunder shall be exercisable only by the optionee, or the optionee's guardian or legal representative.

          (d) Vesting. The Committee shall have complete discretion in determining when stock options granted hereunder are to vest; provided, however, that the sale of the shares of Common Stock issued upon the exercise of the stock option by any person subject to Section 16 of the 1934 Act shall not be allowed until at least six months after the grant of the stock option. Such vesting determination for each stock option is to be made prior to or at the time that stock option is granted.

          (e) Termination of Employment. In the event of an optionee's termination of employment with the Company for any reason other than death, all stock options granted hereunder shall thereupon terminate. Upon the termination of an optionee's employment by reason of his death, his stock option shall terminate to the extent it was not exercisable at the date of optionee's death, but to the extent it was then exercisable by the optionee, the optionee's estate or the beneficiaries thereof shall be entitled to exercise such options for a period of one (1) year from the date of the optionee's death but not

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     thereafter.  Notwithstanding any other provisions of this subparagraph (e), no stock option shall be exercised after the expiration of ten (10) years from the date such option is granted.

          (f) Other Conditions. At its sole discretion, the Committee may impose other conditions upon the stock options granted hereunder, so long as those conditions do not conflict with any other provisions of the Plan. Such conditions may include, by way of illustration, but not by way of limitation, percentage limitations upon the exercisability of stock options granted hereunder.


                                   ARTICLE VI
                                   ----------

                            INCENTIVE STOCK OPTIONS

     The Committee and the Board, in recommending and granting stock options hereunder, shall have the discretion to determine that certain options shall be Incentive Stock Options, as defined in Section 422 of the Code, while other options shall be Non-Qualified Stock Options. Neither the members of the Committee, the members of the Board nor the Company shall be under any obligation or incur any liability to any person by reason of the determination by the Committee or the Board whether an option granted under the Plan shall be an Incentive Stock Option or a Non-Qualified Stock Option. The provisions of this Article VI shall be applicable to all Incentive Stock Options at any time granted or outstanding under the Plan.

     All Incentive Stock Options granted or outstanding under the Plan shall be granted and held subject to and in compliance with the terms and conditions specifically set forth in Articles II, III, IV, and V hereof and, in addition, subject to and in compliance with the following further terms and conditions:

          (a) the per share option price of all Incentive Stock Options shall not be less than one hundred percent (100%) of the Fair Market Value (as defined below) of one share of the Company's Common Stock at the time the option is granted (notwithstanding any provision of Article V hereof to the contrary);

          (b) no Incentive Stock Option shall be granted to any person who, at the time of the grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation of the Company; provided, however, that this ownership limitation will be waived if at the time the option is granted the per share option price is at least one hundred ten percent (110%) of the Fair Market Value of one share of the Company's Common Stock and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted;

          (c) an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the optionee only by the optionee; and

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          (d) the aggregate Fair Market Value of all shares of Common Stock
     (determined at the time of the grant of the option) with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any one calendar year shall not exceed $100,000.

     For purposes of the Plan, the term "Fair Market Value" on any date shall mean (i) if the Common Stock is listed or admitted to trade on a national securities exchange or national market system, the closing price of the Common Stock, as published in the Wall Street Journal, so listed or admitted to trade on such date or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock on the next preceding date on which there was trading in such shares; (ii) if the Common Stock is not listed or admitted to trade on a national securities exchange or national market system, the mean between the bid and asked price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information; or (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange and if bid and asked prices for the Common Stock are not so furnished through NASDAQ or a similar organization, the value established by the Committee for purposes of granting stock options under the Plan. In addition to the above rules, Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.


                                  ARTICLE VII
                                  -----------

                           EXERCISE OF STOCK OPTIONS

     Stock options granted hereunder may be exercised in whole or in part at any time or from time to time during their respective terms, but only to the extent that they have vested and only by tendering to the Company written notice of exercise accompanied by the aggregate purchase price for the shares with respect to which the stock option is being exercised. The purchase price of shares of Common Stock of the Company acquired upon the exercise of any stock option granted under the Plan may be paid by an optionee by the payment of cash or check, or, upon receipt of all required regulatory approvals, if any, by the assignment to the Company of shares of the Company's Common Stock theretofore owned by the optionee having a Fair Market Value equal to such option price, or by any combination thereof.

     No stock option shall be exercisable unless the Plan and all shares issuable on the exercise thereof have been registered under the Act and all other applicable securities laws, and there is available for delivery a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the "1933 Act"), or the Company shall have first received the opinion of its counsel that registration under the 1933 Act and all other applicable securities laws is not required in connection with such issuance.
At the time of exercise, if the shares with respect to which the stock option is being exercised have not been registered under the 1933 Act and all other applicable securities laws, the Company may require the optionee to give the Company whatever written assurance counsel for the Company may require that the shares are being acquired for investment and not with a view to the distribution thereof, and that the shares

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will not be disposed of without the written opinion of such counsel that registration under the 1933 Act and all other applicable securities laws is not required. Share certificates issued to the optionee upon exercise of the stock option shall bear a legend to the foregoing effect to the extent counsel for the Company deems it advisable.

     In the event that the Company is required to withhold payroll or other federal or state taxes upon the grant or exercise of any non-qualified stock option granted pursuant to this Plan, then upon the exercise of any such stock option, the Company shall be entitled to withhold that number of shares otherwise deliverable upon the exercise of the stock option as it may be required to so withhold in order to satisfy its obligations under applicable tax laws. The Company shall also have the right to withhold from the cash compensation otherwise payable by the Company or any subsidiary to the optionee any amount necessary to satisfy its payroll or other tax withholding obligations. The Company may also require, as a condition to exercise of any non-qualified stock option granted under this Plan, the payment by the optionee to the Company by cash or check of the amount of any taxes which are required to be withheld by the Company upon the exercise of the option.


                                  ARTICLE VIII
                                  ------------

                                  ADJUSTMENTS

          (a) Adjustments Upon Changes in Capitalization. Subject to any required action by the Company's directors and shareholders, the number of shares provided for in each outstanding stock option and the price per share thereof, and the number of shares provided for in the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company's Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock), a stock split, a reverse stock split, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, and shall also be proportionately adjusted in the event of a spin-off, spin-out, or other distribution of assets to shareholders of the Company, to the extent necessary to prevent dilution of the interests of grantees pursuant to the Plan or of the other shareholders of the Company, as applicable. If the Company shall engage in a merger, consolidation, reorganization or recapitalization, each outstanding stock option (or if such transaction involves less than all of the shares of the Company's Common Stock, then a number of stock options proportionate to the number of such involved shares), shall become exercisable for the securities and other consideration to which a holder of the number of shares of the Company's Common Stock subject to each such stock option would have been entitled to receive in any such merger, consolidation, reorganization or recapitalization.

          (b) Acceleration. In the event of a potential merger or consolidation involving the Company (regardless of whether the Company is the surviving entity of such merger or consolidation), a potential liquidation or dissolution of the Company, a potential sale or other disposition by the Company of all or substantially all of its assets, or a potential

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     sale or other disposition by the shareholders of the Company of all or substantially all of the outstanding Common Stock to one purchaser (any such merger, consolidation, liquidation, dissolution, or sale being referred to herein as a "Significant Event"), then the Company shall have the option of terminating all outstanding stock options upon the actual occurrence of the Significant Event, by notice to all optionees at least 15 days before the occurrence of the Significant Event. In consideration for this option of the Company to terminate outstanding stock options, the Company, if it exercises its option, shall waive any and all restrictions on the vesting of optionees' rights under stock options granted pursuant to this Plan, and optionees' rights under their respective stock options shall vest in full, subject to the actual occurrence of the Significant Event. Any exercise by an optionee in these circumstances may be conditioned upon the occurrence of the Significant Event. If the Company exercises its option under this paragraph (b), upon the actual occurrence of the Significant Event each outstanding stock option shall terminate. If the potential Significant Event does not in fact occur for any reason, then the Company's exercise of its option under this paragraph (b) shall have no effect and the optionee's rights will be vested only to the extent that they would be vested if the Company had never exercised its option under this paragraph (b). Notwithstanding any other provision of this Plan to the contrary, with regard to any and all optionees subject to Section 16 of the 1934 Act, if the Company exercises its option herein, the stock options held by such optionees shall terminate as set forth above, provided, however, that vesting of any such optionee's rights under such stock options shall not be accelerated without the prior consent of such optionee.

          (c) Change of Par Value. In the event of a change in the Company's Common Stock which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

          (d) Miscellaneous. The adjustments provided for in this Article shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided in this Article, the holder of a stock option shall not be entitled to the privilege of stock ownership as to any shares of Common Stock or other stock not actually issued and delivered to the holder. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to the number or price of shares of the Company's Common Stock subject to any stock option. The grant of a stock option pursuant to the Plan shall not affect in any way the right or power of the Company to, among other things, make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve or liquidate or sell or transfer all or any part of its business or assets.

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                                 ARTICLE IX
                                 ----------

                         ISSUANCE OF STOCK CERTIFICATES

          Upon exercise of a stock option, the person exercising the stock option shall be entitled to one (1) stock certificate evidencing the shares acquired upon such exercise; provided, however, that any person who tenders Common Stock of the Company in payment of a portion or all of the purchase price of Common Stock purchased upon exercise of the stock option shall be entitled to receive a separate certificate representing the number of shares purchased in consideration of the tender of such Common Stock.


                                   ARTICLE X
                                   ---------

                           CONTINUATION OF EMPLOYMENT

          Nothing contained in the Plan (or in any stock option granted pursuant to the Plan) shall confer upon any employee any right to continue in the employ of the Company or any Parent Corporation or Subsidiary Corporation or constitute any contract or agreement of employment or interfere in any way with the right of the Company, the Parent Corporation or any Subsidiary Corporation to reduce any person's compensation from the rate in existence at the time of the granting of a stock option or to terminate such person's employment. Nothing contained herein or in any Agreement shall affect any other contractual rights of an employee.


                                   ARTICLE XI
                                   ----------

                          AMENDMENT OR DISCONTINUANCE

          The Board of the Company may at any time and from time to time amend, rescind, suspend or terminate the Plan, as it shall deem advisable, provided that the Plan may not be amended in any manner which would cause the Plan to no longer comply with Rule 16b-3 of the General Rules and Regulations under the 1934 Act, or any successor rule, or the provisions of the Code applicable to Incentive Stock Options, as such rule or provisions shall read as of the time of amendment. In addition to Board approval of any amendment to the Plan, if Rule 16b-3 of the General Rules and Regulations under the 1934 Act, or any successor rule, or the provisions of the Code applicable to Incentive Stock Options, as such rule or provisions shall read as of the time of amendment, requires shareholder approval of such amendment, then such amendment shall be approved by the holders of a majority of the voting stock of the Company (voting as a single class) present, or represented, and entitled to vote at a meeting of such shareholders duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated.

          In addition, no change may be made in, and no amendment, rescission, suspension or termination of the Plan shall have an effect on, stock options previously granted under the Plan

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which may impair or alter the rights or obligations of the holders thereof, except that any change may be made in stock options previously granted with the consent of the optionees.


                                  ARTICLE XII
                                  -----------

                                 MISCELLANEOUS

          (a) Governing Law. The Plan and the stock options issued hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas applicable to contracts made and performed within that State.

          (b) No Liability for Good Faith Determinations. Neither the members of the Board nor any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any stock option granted under it. All Board and Committee members shall also be entitled, with respect to all matters relating to the Plan, to all of the protections and rights, including without limitation indemnification and limitation of liability rights, provided to Board members generally pursuant to applicable law, the Articles of Incorporation of the Company, the Bylaws of the Company or otherwise.

          (c) Information Confidential. As partial consideration for the granting of each stock option hereunder and subject to the provisions of applicable law, the optionee shall keep confidential the manner and amount of his participation in the Plan; provided, however, that such information may be given in confidence to a financial institution to the extent that such information is necessary in order to secure a loan for the exercise of any stock options granted to such optionee. In the event any breach of this promise comes to the attention of the Committee, and in addition to any other rights and remedies of the Company or the Board against such optionee, in determining whether to recommend the grant of any future stock option to such optionee, the Committee shall take into consideration such breach as a factor militating against the advisability of granting any future stock option to such employee.

          (d) Other Benefits. Participation in the Plan shall not preclude the optionee from eligibility in any other stock option plan of the Company, its Parent Corporation or any Subsidiary Corporation or any benefit, insurance, pension, profit sharing, retirement, bonus or other extra compensation plans that the Company, its Parent Corporation or any Subsidiary Corporation has adopted, or may, at any time, adopt for the benefit of its employees.

          (e) Execution of Receipts and Releases. Any issuance or transfer of shares of Common Stock to the optionee, or to his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board may require any optionee, legal representative, heir, legatee or distributee, as a condition precedent to

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     such issuance or transfer, to execute a release and receipt therefor in such form as it shall determine.

          (f) Company Records. Records of the Company, the Parent Corporation or any Subsidiary Corporation regarding the optionee's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee in its sole discretion to be incorrect.

          (g) Information. The Company, the Parent Corporation and any Subsidiary Corporation shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished to the Committee all of the information or documentation that is necessary or required by the Committee or the Board to perform their respective duties and functions under the Plan.

          (h) No Liability of Company. The Company assumes no obligation or responsibility to the optionee or his legal representatives, heirs, legatees or distributees for any act of, or failure to act by, the Committee or the Board.

          (i) Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

          (j) Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date that it is personally delivered or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or an optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until it is changed in accordance herewith, the Company and each optionee shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.

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                                 ARTICLE XIII
                                 ------------

                              SHAREHOLDER APPROVAL

          The Plan shall be effective as of the date when it is approved by the holders of a majority of the outstanding voting stock of the Company (voting as a single class) present, or represented, and entitled to vote at a meeting of such shareholders duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated.

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